Exhibit 16.1

805 Third Avenue
Suite 1430
New York, New York 10022
212.868.3669
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www.rbsmllp.com

November 13, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: Consorteum Holdings, Inc.

Commission File Number 000-53153

Ladies and Gentlemen:

We have read Item 4.01 of Consorteum Holdings, Inc.’s Form 8-K dated November 10, 2017 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

/s/ RBSM, LLP